UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2026

Apollo Commercial Real Estate Finance, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34452	27-0467113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Apollo Global Management, Inc. 9 West 57th Street, 42nd Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 515-3200

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ARI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Amended and Restated Management Agreement

Apollo Commercial Real Estate Finance, Inc., a Maryland corporation (the “Company”), ACREFI Operating, LLC, a subsidiary of the Company (“Operating LLC”), and ACREFI Management, LLC (the “Manager”) have entered into an Amended and Restated Management Agreement (the “A&R Management Agreement”) on April 24, 2026, pursuant to the terms previously disclosed in the current report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 28, 2026. The A&R Management Agreement supersedes and replaces the existing Management Agreement, dated September 23, 2009, by and among the Company, Operating LLC and the Manager (the “Existing Management Agreement”).

The A&R Management Agreement is substantially similar to the Existing Management Agreement except in the case of the following terms and provisions:

•

Base Management Fee: The Existing Management Agreement provides for a base management fee equal to 1.5% per annum of stockholders’ equity of the Company, payable entirely in cash quarterly in arrears. Under the A&R Management Agreement, the base management fee will initially be (1) 0.75% per annum of the Company’s stockholders’ equity if the annualized return on equity (“ROE”) for a particular fiscal quarter is less than 7.5% or (2) 1.5% per annum of the Company’s stockholders’ equity if the ROE for a particular fiscal quarter equals or exceeds 7.5%, payable quarterly in arrears entirely in shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”), except for certain circumstances in which the base management fee is required to be paid partially or entirely in cash as provided in the A&R Management Agreement, including following achievement of an ROE of 7.5% or more for two consecutive quarters (the “ROE Milestone”) or in the event of certain legal prohibitions or restrictions relating to the payment of such fee in shares of Company Common Stock. The number of shares of Company Common Stock issuable as payment of any installment of the base management fee will be equal to the greatest of (i) book value per share (“BVPS”) of a share of Company Common Stock as of the end of the fiscal quarter to which such installment relates, (ii) the average of the closing prices for a share of Company Common Stock on the New York Stock Exchange for each of the five consecutive full trading days ending on and including the last full trading day of the fiscal quarter to which such installment relates and (iii) the par value per share of Company Common Stock. If the Company achieves the ROE Milestone, then the base management fee will permanently increase to 1.5% of the Company’s stockholders’ equity and will be payable entirely in cash.

•

Incentive Fee: The Existing Management Agreement does not contemplate the payment by the Company of any incentive fee or other incentive compensation to the Manager. Under the A&R Management Agreement, following achievement of the ROE Milestone, the Manager will be eligible to receive an incentive fee equal to 20% of the Company’s stockholders’ equity above an 8% ROE hurdle, with such incentive fee payable entirely in shares of Company Common Stock (with the number of shares for any given installment of such incentive fee determined in the same manner as described above under “Base Management Fee” except in the event of certain legal prohibitions or restrictions relating to the payment of such fees in shares of Company Common Stock).

•

Termination Fee: Under the Existing Management Agreement, the Termination Fee (as defined therein) is equal to three times the sum of the average annual base management fee paid over the 24-month period immediately preceding the date of the termination of the Existing Management Agreement. Under the A&R Management Agreement, the termination fee formula will include any incentive fees paid over the 24-month period prior to termination, but will otherwise be the same as the formula in the Existing Management Agreement.

•

Other Key Terms: The A&R Management Agreement reflects updates to certain definitions and mechanics for calculation and payment of fees, including changes to “Base Management Fee,” “Core Earnings” and related terms to clarify the revised Manager compensation structure and performance criteria.

The foregoing description of the A&R Management Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms of the A&R Management Agreement, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

Term Loan B and Revolving Credit Facility

On April 24, 2026 (the “Closing Date”), in connection with the closing of the Asset Sale, the Company caused the repayment in full of (i) all outstanding term loans and other obligations under the Term Loan Credit Agreement, dated as of June 13, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”), among the Company, as Borrower, the lenders party thereto from time to time, and Goldman Sachs Bank USA, as Administrative Agent and Collateral Agent, and (ii) all outstanding revolving credit loans and other obligations under the Amended and Restated Credit Agreement, dated as of August 7, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Revolving Credit Facility”), among ACREFI RCF I, LLC, as Borrower, the Company, as Parent Guarantor, the lenders party thereto, and Bank of America, N.A., as Administrative Agent. As of the Closing Date, (i) the aggregate commitments under the Revolving Credit Facility were $275,000,000 and (ii) the Term Loan Credit Agreement was terminated in accordance with its terms, and all commitments under the Revolving Credit Facility were terminated in accordance with the terms of the Revolving Credit Facility.

4.625% Senior Secured Notes due 2029

On the Closing Date, in connection with the closing of the Asset Sale and in accordance with the Indenture, dated as of June 29, 2021 (as supplemented, amended or otherwise modified to the date hereof, the “Indenture”), among the Company, the Guarantors (as defined in the Indenture), and Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association), as Trustee and Notes Collateral Agent (the “Trustee”), the Trustee delivered a notice of redemption to the holders of the Company’s 4.625% Senior Secured Notes due 2029 (the “Notes”), stating that the Company will redeem in full all $500,000,000 in aggregate principal amount of the outstanding Notes on the redemption date of June 15, 2026 (the “Redemption Date”), plus accrued and unpaid interest to, but excluding, the Redemption Date, in accordance with the Indenture.

On the Closing Date, the Company caused sufficient funds to fund the redemption of the outstanding Notes on the Redemption Date to be irrevocably deposited with the Trustee. After the deposit of such funds, the Indenture was satisfied and discharged in accordance with its terms. As a result of the satisfaction and discharge of the Indenture, the Company has been released from its obligations under the Indenture, except for those provisions of the Indenture that, by their terms, survive the satisfaction and discharge of the Indenture.

Item 2.01	Completion of Acquisition or Disposition of Assets

Closing of the Asset Sale

On the Closing Date, pursuant to the terms and subject to the conditions of the Asset Purchase and Sale Agreement, dated January 27, 2026 (as amended or modified, the “Purchase Agreement”), by and between the Company and Athene Holding Ltd. (“Athene”), the Company sold its commercial real estate loan portfolio (other than loans that were repaid prior to closing or are expected to be repaid in May) to Athene (the “Asset Sale”) for cash consideration of approximately $8.6 billion, which is based on 99.7% of the total commitment amount of such loans as of the Closing Date, subject to certain adjustments as provided in the Purchase Agreement.

Item 7.01	Other Events.

The Company is furnishing as Exhibit 99.1 to this Current Report on Form 8-K a copy of the press release issued by the Company on April 24, 2026 announcing the closing of the Asset Sale.

The information contained in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly provided by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The Company’s unaudited pro forma consolidated financial information as of and for the year ended December 31, 2025 included in the Company’s definitive proxy statement filed with the SEC on March 23, 2026, beginning on page 19 thereof, is incorporated herein by reference.

(d)	Exhibits.

Exhibit No.	Description

2.1	Asset Purchase and Sale Agreement, dated as of January 27, 2026, by and among Apollo Commercial Real Estate Finance, Inc. and Athene Holding Ltd. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-34452) filed with the SEC on January 28, 2026).

10.1*	Amended and Restated Management Agreement, dated as of April 24, 2026, by and among Apollo Commercial Real Estate Finance, Inc., ACREFI Operating, LLC and ACREFI Management, LLC.

99.1	Press Release dated April 24, 2026.

99.2	Unaudited Pro Forma Consolidated Financial Information of the Company as of and for the year ended December 31, 2025 (incorporated by reference to the Company’s definitive proxy statement filed with the SEC on March 23, 2026).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

Forward-Looking Statements

Certain statements contained herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. When used herein, the words believe, expect, anticipate, estimate, plan, continue, intend, should, may or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: higher interest rates and inflation; market trends in the Company’s industry, real estate values, the debt securities markets or the general economy; the timing and amounts of expected future fundings of unfunded commitments; the return on equity; the yield on investments; the ability to borrow to finance assets; the Company’s ability to deploy the proceeds of its capital raises or acquire its target assets; risks associated with investing in real estate assets, including changes in business conditions and the general economy; and failure to realize the expected benefits of the Purchase Agreement and the transactions contemplated thereby. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission (“SEC”). The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Commercial Real Estate Finance, Inc.

By:	/s/ Stuart A. Rothstein
Name:	Stuart A. Rothstein
Title:	President and Chief Executive Officer

Date: April 24, 2026